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                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of _______, 1996 by and between UNIVEC, Inc., a Delaware corporation (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder", and together with the holders of other securities of the Company issued in connection with the private placement offering hereinafter described, the "Holders").

     WHEREAS, pursuant to a Confidential Private Placement Memorandum dated October 17, 1996 (the "Memorandum") and accompanying Subscription Agreement, the Company has offered in an offering (the "Offering") exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), a minimum of 20 Units and a maximum of 40 Units, each Unit consisting of (i) the Company's 8% promissory note (the "Note") in the principal amount of $25,000, due upon the earlier of 12 months following the date of the initial closing of the Offering or the consummation of an initial public offering or private placement of the Company's debt and/or equity securities resulting in gross proceeds to the Company of at least $5,000,000, and (ii) warrants (the
"Warrants") to purchase up to 62,500 shares of the Company's Common Stock, $0.001 par value (the "Common Stock");

     WHEREAS, the Warrants are exercisable for a period of five (5) years commencing 12 months following the date of the initial closing of the Offering, and each Warrant entitles the Holder thereof to purchase one share of Common Stock at an initial exercise price of $4.50 per share;

     WHEREAS, in order to induce the Purchasers of the Units to enter into the Subscription Agreement and to purchase the Units, the Company and the Holders have agreed to enter into this Agreement; and

     WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holder of Units;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Subscription Agreement, the Company hereby agrees as follows:

REGISTRATION RIGHTS.

     1. Registration Rights

     a. "Piggyback Registration". If the Company at any time proposes to register any of its securities under the 1933 Act (other than in connection with a dividend reinvestment, employee stock option or other employee benefit plan, or in connection with an acquisition, merger, consolidation or reorganization), the Company shall request that the managing underwriter (if any) of such offering include in such registration the shares of


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Common Stock issued and issuable upon exercise of the Warrants (the "Warrant
Shares"), and if warrants are being offered in the public offering, the Warrants (which shall automatically convert to be identical to the warrants offered in the public offering). If such managing underwriter agrees to include the Registrable Securities (as hereinafter defined) in the underwritten offering, the Company shall at such time give prompt written notice to all Holders of its intention to effect such registration and of such Holders' right to include Registrable Securities in such proposed registration, and upon the request of any such Holder delivered to the Company within twenty (20) days after giving such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Registrable Securities held by such Holder requested to be included in such registration; provided, however, that:

     (i) If, at any time after giving such written notice of the Company's intention to register any of the Holders' Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of such Registrable Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registrable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registrable Securities for the same period as the delay in respect of securities being registered for the Company's own account.

     (ii) If the managing underwriter (if any) of such offering shall advise the Company that the inclusion of all or a portion of the Registrable Securities requested by the Holders to be included in the registration statement would materially and adversely effect such offering, then all or a specified portion of the Registrable Securities shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable Securities, such portion to be excluded shall be allocated among the Holders and any affiliates of the Company including securities of the same class to be registered in such underwritten offering in proportion to the respective number of Registrable Securities and other securities of the same class requested to be registered by each such Holder and affiliate). In such event the Company shall give the applicable Holders prompt notice of the number of Registrable Securities excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

     As used herein, "Registrable Securities" shall mean the Warrants and the Warrant Shares as long as such securities are ineligible for sale under subparagraph (k) of Rule 144 or are not registered; provided, however, Registrable Securities shall not include any securities that have been sold pursuant to Rule 144 or an effective registration statement.

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     (b) Option to Include Registrable Securities in Offering. The Holders,
subject to the provisions of Section 1, shall have the option to include their Registrable Securities in the Company's underwritten offering. The Company shall not be required to include any of the Holders' Registrable Securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holders agree to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

     (c) Mandatory Registration. In the event the Holders have not sold all of their Registrable Securities in connection with a registration statement pursuant to Section l(a), the Company shall use its best efforts to effect the registration of all remaining Registrable Securities as soon as practicable, but not later than 180 days after the effective date of such registration statement; provided, however, that such period may be extended or delayed by the Company for one period of up to 90 days if, upon the advice of counsel at the time such registration statement is required to be filed, or at the time the Company is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or to allow the Company to complete any pending audit of its financial statements.

     (d) Registration Rights Not Applicable If Rule 144 or Other Exemption Available. Notwithstanding anything to the contrary in Section 1(a) and (c) hereof, the registration rights granted in Section 1(a) and 1(c) hereof shall not apply if in the opinion of counsel to the Company an exemption from the registration requirements of the 1933 Act is available for the resale of the Registrable Securities pursuant to Rule 144 or otherwise.

     (e) Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

     2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective until all of the Registrable Securities are sold or become capable of being publicly sold without registration under the 1933 Act.

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     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities or the exercise of Warrants from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

     (c) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as the Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder;

     (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

     (e) use its best efforts to list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

     (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

     (g) notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (h) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Registrable Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

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     3. Restrictions on Transfer of Registrable Securities. The Holder agrees that, at the request of the managing underwriter (the "Managing Underwriter") for a public offering of the Company's securities, the undersigned will enter into an agreement with such Managing Underwriter pursuant to which the undersigned shall agree (i) not to sell, transfer, convey or otherwise dispose of any of the securities of the Company owned by the undersigned, including but not limited to the Registrable Securities, whether by registration or otherwise, for a period of 24 months after the date the Company's registration statement relating to said underwritten public offering becomes or is declared effective by the Commission, without the prior written consent of said Managing Underwriter, and furthermore, that by execution of the signature page of this Registration Rights Agreement, the undersigned hereby appoints the directors and officers of the Company, and each of them acting in the absence of the others, with full power of substitution, as attorney-in-fact to execute an agreement with the Managing Underwriter to the effect set forth above, in the event the undersigned, upon the request of the Managing Underwriter, fails or refuses to execute such an agreement with the Managing Underwriter after a reasonable period of time following such request.

     4. Expenses. All expenses incurred in any registration of the Holder's Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d); provided, however, the Company shall not be liable for
(a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registrable Securities sold in the Offering or
(c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

     5. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement:

     (a) Company Indemnity. Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained

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in any registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and in each case, the Company shall reimburse the Holder, and each such affiliate, officer or director or partner, underwriter or controlling person for any legal or other documented out-of-pocket expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder or any other party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any underwriter or any other officer, director or controlling person thereof.

     (b) Holder Indemnity. The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Holder shall reimburse the Company and each such affiliate, counsel, officer, director, shareholder, partner, or representative, underwriter or controlling person for any legal or other documented out-of-pocket expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon any statements or information provided in writing by such Holder to the Company in connection with the offer or sale of Registrable Securities. Notwithstanding the above, the Holder's indemnification shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold for the account of the Holder.

     (c) Notice: Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any documented out-of pocket costs or expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and documented out-of pocket expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified

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party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

     (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

     (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     6. Assignment of Registration Rights. The rights of the Holder under this Agreement, including the rights to cause the Company to register Registrable Securities may not be assigned without the written prior consent of the Company.

     7. Limitations on Other Registration Rights. Except as otherwise set forth in this Agreement, the Company shall not, without the prior written consent of the Holder of Registrable Securities, file any registration statement filed on behalf of any person (including

                                      -7-

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the Company) other than the Holder to become effective during any period when the Company is not in compliance with this Agreement.

     8. Remedies Upon Default or Delay. The Company acknowledges that the material breach of any part of this Agreement may cause irreparable harm to the Holder and that monetary damages alone may be inadequate in certain circumstances. The Company therefore agrees that in the event of such a material breach of any part of this Agreement by the Company, the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

     9. Notices.

     (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed (with confirmation of receipt transmitted by mail, or delivered by hand or by overnight delivery service as provided herein), or delivered by hand or by overnight delivery service,



               i.   If to the Company, at:

                    UNIVEC, Inc.
                    999 Franklin Avenue
                    Garden City, New York 11530
                    Attention: Joel Schoenfeld

or at such other address as it may have furnished in writing to the Holder of Registrable Securities at the time outstanding, or

               ii. if to the Holder of any Registrable Securities, to the address of such Holder as it appears in the stock and/or warrant ledger of the Company.

     (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

     10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

     11. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder; provided, however, that no such amendment or waiver shall


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take away any registration right of the Holder of Registrable securities or reduce the amount of reimbursable costs to the Holder of Registrable Securities in connection with any registration hereunder without the consent of the Holder. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

     14. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


UNIVEC, INC.
                                                 ____________________________
                                                 Signature of Holder

By: /s/  Joel Schoenfeld
    -----------------------
    Joel Schoenfeld,                             Print Name of Holder
    Chief Executive Officer
                                                 ____________________________

                                                 ____________________________
                                                 Print Address of Holder


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